As filed with the Securities and Exchange Commission on June 15, 1999

                                               Registration No. 333-____________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                          BENTLEY PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Florida                                           59-1513162
(State or Other Jurisdiction                             (I.R.S. Employer
     of Incorporation                                   Identification No.)
      or Organization)
                                                     Mr. James R. Murphy
                                                 Bentley Pharmaceuticals, Inc.
     65 Lafayette Road                               65 Lafayette Road
  North Hampton, NH 03862                         North Hampton, NH 03862
      (603) 964-8006                                  (603) 964-8006


(Address, Including Zip Code, and             Name, Address, Including Zip Code,
   Telephone Number Including                  and Telephone Number, Including
Area Code, of Registrant's Principal           Area Code, of Agent For Service)
       Executive Offices)
                          ---------------------------
                                    Copy to:

                              Mark S. Hirsch, Esq.
                             Jordan A. Horvath, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                          ---------------------------
      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________________
      If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                       |                     |     Proposed     |         Proposed          |
                                       |                     |      Maximum     |          Maximum          |      Amount Of
            Title of Shares            |      Amount To      |  Aggregate Price |        Aggregate          |    Registration
           To Be Registered            |    Be Registered    |   Per Share (1)  |    Offering Price (1)     |         Fee
---------------------------------------|---------------------|------------------|---------------------------|----------------------
common stock, $.02 par value per share |   2,002,489 shares  |     $3.28125     |       $6,570,667          |       $1,827
=======================================|=====================| =================|========================== |======================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933 as amended, based on the average of the high ($3.375) and low ($3.1875) reported sales prices on the American Stock Exchange on June 9, 1999.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED JUNE 15, 1999


                                   PROSPECTUS



                          BENTLEY PHARMACEUTICALS, INC.

                        2,002,489 shares of common stock


         o The shares of common stock offered by this prospectus are being sold by the selling stockholders. The selling stockholders may offer their shares through public or private transactions, at prevailing market prices or at privately negotiated prices.

         o We will not receive any proceeds from the exercise of these shares. We will receive proceeds from the exercise of warrants and those will be used for our general corporate purposes.

                             ------------------------------
                            |American Stock Exchange       |
                            |Pacific Exchange, Inc.        |
                            |Symbol for common stock: "BNT"|
                             ------------------------------

         o On June 9, 1999, the closing bid price of our common stock on the American Stock Exchange was $3.25 per share.

         The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 3 of this prospectus.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of the Prospectus is June ____ , 1999

                                Table of Contents



RISK FACTORS................................................................3

USE OF PROCEEDS............................................................12

SELLING STOCKHOLDERS.......................................................13

PLAN OF DISTRIBUTION.......................................................15

WHERE YOU CAN FIND MORE INFORMATION ABOUT US...............................16

INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................17

LEGAL MATTERS..............................................................17

EXPERTS  ..................................................................17

                                  RISK FACTORS

         Before you buy shares of our common stock, you should be aware that there are various risks associated with such purchase, including those described below. You should consider carefully these risk factors, together with all of the other information in this Prospectus, and the documents we have incorporated by reference in the section "Where You Can Find More Information About Us" before you decide to purchase shares of our common stock.

         Some of the information in this Prospectus and in the documents we have incorporated by reference may contain forward-looking statements. Such statements can be generally identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. These statements discuss future expectations, or state other "forward-looking" information. When considering such statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted in this Prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

                Risks associated with our past financial results

We could be required to cut back or stop operations if we are unable to raise or obtain needed funding

         We are experiencing losses from operations resulting in the need to fund our operations through outside financing. In October 1995 we completed two private placements resulting in net proceeds to Bentley of approximately $1,590,000, all of which was used to fund our working capital. The 1996 Public Offering resulted in proceeds of approximately $5,700,000. Most of the proceeds of the 1996 Public Offering was used to repay the debt incurred in the private placements. We also received approximately $9,800,000 in 1997, when approximately 70% of our then outstanding Class A Warrants were exercised. The Class A Warrants originally were sold as a component of the 1996 Public Offering. Our future existence and profitability depends on our ability to fund and expand operations in an effort to achieve profits from operations. We cannot assure you that our business will ultimately generate sufficient revenue to fund our operations on a continuing basis.

         Although we were founded in 1974, we have only generated revenue from product-related sales since August 1991. We have used cash from outside financing to fund our operations. We have made progress toward commercialization of specific products and have began to commercialize others. We are now generating revenues from sales of products by our subsidiary, Laboratorios Belmac, S.A., a pharmaceutical manufacturer located in Spain. We acquired Laboratorios Belmac in February 1992. Substantial amounts of time and financial and other resources will be required to complete the development and clinical testing of our products currently under development. Due to our limited cash, we suspended most of our research and development activities pending the selection of strategic partners for development and marketing. We cannot assure you that we will receive additional funding necessary to continue research and development activities or that we will otherwise succeed in developing any additional products with commercially valuable applications.

         We believe that with our emphasis on product distribution in Spain, strategic alliances and product acquisitions together with careful management of our research and development activities and the net proceeds from the 1996 Public Offering, that we should have sufficient liquidity to enable us to conduct our existing operations into the year 2000, of which there can be no assurance. However, our pharmaceutical products being developed, and which may be developed, will require the investment of substantial additional time as well as financial and other resources in order to become commercially successful. Following the development period, our products will generally be required to go through lengthy governmental approval processes, including extensive clinical testing, followed by educating physicians, pharmacists and consumers about the benefits of our product and developing a market for our product. Revenues from our operations and cash may not be sufficient over the next several years for commercializing any of the products we are currently developing. Consequently, we may require additional licensees or partners and/or additional financing. We cannot assure you that we can conclude such commercial arrangements or obtain additional capital when needed on acceptable terms, if at all.

         At December 31, 1998, we had net operating loss carryforwards (the "NOLs") of approximately $29,000,000 available to offset future U.S. taxable income. NOLs are losses reflected on tax returns that we can use to off-set future U.S. taxable income, subject to various legal restrictions.

We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future

         As of March 31, 1999 we have accumulated losses (accumulated deficit) of approximately $74,405,000. We anticipate incurring additional losses until we can successfully market and distribute our products and develop new technologies and commercially viable future products. If we are unable to do so, we will continue to have losses and might not be able to continue our operations.

         We have incurred the following losses since 1996:

         Fiscal year ended:
                  o        December 31, 1996 ............... $2,919,000
                  o        December 31, 1997 ............... $3,815,000
                  o        December 31, 1998 ............... $2,876,000

         Quarter ended:
                  o        March 31, 1999 .....................$547,000

We may be restricted from using our net operating loss carryforwards due to a change in equity ownership and a change in our tax year

         As of December 31, 1998, we had NOLs of approximately $29,000,000 available to offset future U.S. taxable income. The use of the NOLs generated through December 31, 1997 may be limited to approximately $1,000,000 each year as a result of stock, option and warrant issuances resulting in an ownership change of more than 50% of our outstanding equity. The NOL of approximately $3,200,000 generated during the tax year ended December 31, 1998 is available to offset future taxable income without limitation. Additionally, approximately $1,800,000 of the NOL generated in 1995 available to offset future U.S. taxable income will be limited to approximately $300,000 per year over the next six years due to the change in tax year end during 1995. We used approximately $14,000,000 of NOLs to offset taxable income during 1997. If not offset against future taxable income, the NOL carryforwards will expire in tax years 2007 through 2013.

                       Risks associated with our business

Successful development of current and future products is uncertain

         We recently purchased technology to enhance the penetration of certain pharmaceutical products through the dermal layers of the skin. Although several systems have been developed by various pharmaceutical companies to enhance the transdermal delivery of specific drugs, relatively limited research has been conducted in the expansion of transdermal delivery systems to a wider range of pharmaceutical products. Transdermal delivery systems are currently marketed for only a limited number of products. In addition, transdermal delivery systems used to date have often demonstrated adverse side effects for users, such as skin irritation and delivery difficulties.

         Our proposed products are in the early development stage, require significant further development, testing and regulatory clearances and are subject to the risks of failure inherent in the development of products based on innovative technologies. Due to our limited resources, collaboration will be essential in order to complete the development of specific products. No assurance can be given that the necessary collaboration will be obtained. Risks during development include the possibilities that any or all of the proposed products may be found to be ineffective or toxic, or otherwise may fail to receive necessary regulatory clearances; that the proposed products, although effective, may be uneconomical to market; or that third parties may market superior or equivalent products. Due to the extended testing and regulatory review process required before marketing clearance can be obtained, we do not expect to be able to realize royalty revenues from the sale of any drugs in the near term.

Clinical trial results may result in failure to obtain regulatory approval and inability to sell products

         Before approving a drug for commercial sale as treatment for a disease, the FDA and other regulatory authorities generally require that the safety and efficacy of a drug be demonstrated in humans. If our clinical trials do not demonstrate the safety or efficacy of our products, or if we otherwise fail to obtain regulatory approval for our products, we will not be able to generate revenues from the commercial sale of our products. Any human pharmaceutical product developed by us would require clearance by Spain's Ministry of Health for sales in Spain, the U.S. Food and Drug Administration ("FDA") for sales in the United States and similar agencies in other countries. The process of obtaining these approvals is costly and time-consuming, and there can be no assurance that such approvals will be granted. In general, only a small percentage of new pharmaceutical products achieve commercial success. Such governmental regulation may prevent or substantially delay the marketing of our products and may cause us to undertake costly procedures with respect to our research and development and clinical testing operations which may furnish a competitive advantage to more substantially capitalized companies which compete with Bentley. In addition, we are required, in connection with our activities, to comply with good manufacturing practices (GMPs) and local, state and federal regulations. Non-compliance with these regulations could have a material adverse effect on Bentley and/or prevent the commercialization of our products.

Our patent position is uncertain and our success depends on our proprietary rights

         We have filed numerous patent applications and have been granted a number of patents. However, there can be no assurance that our pending applications will be issued as patents or that any of our issued patents will afford adequate protection to us or our licensees. Other private and public entities have also filed applications for, or have been issued, patents and are expected to obtain patents and other proprietary rights to technology which may be harmful to the commercialization of our products. We cannot determine the ultimate scope and validity of patents which are now owned by or may be granted to third parties in the future, the extent to which we may wish or be required to acquire rights under such patents, or the cost or availability of such rights. In addition, we also rely on unpatented proprietary technology in the development and commercialization of our products. There is no assurance that others may not independently develop the same or similar technology or obtain access to our proprietary technology.

         We also rely upon trade secrets, unpatented proprietary know-how and continuing technological innovations to develop our competitive position. All of our employees with access to our proprietary information have entered into confidentiality agreements and have agreed to assign to us any inventions relating to our business made by them while in our employ. However, there can be no assurance that others may not acquire or independently develop similar technology or, if patents in all major countries are not issued with respect to our products, that we will be able to maintain information pertinent to such research as proprietary technology or trade secrets.

We may have to lower prices or spend more money to effectively compete against companies with greater resources than us which could result in lower revenues and/or profits

         We compete with other pharmaceutical companies, biotechnology firms and chemical companies, many of which have substantially greater financial, marketing and human resources than us (including substantially greater experience in clinical testing, production and marketing of pharmaceutical products). We cannot assure you that we will be able to compete successfully given these factors. For example, if our competitors offer lower prices, we could be forced to lower prices which would result in reduced margins and a decrease in revenues. If we do not lower prices we could lose sales and market share. In either case, if we are unable to compete against companies who can afford to cut prices, we would not be able to generate sufficient revenues to grow Bentley or reverse our history of losses. We also experience competition in the development of our products and processes from individual scientists, hospitals, universities and other research institutions and, in some instances, compete with others in acquiring technology from these sources.

Rapid technological change may result in our products becoming obsolete before we recoup a significant portion of related costs

         The pharmaceutical industry has undergone rapid and significant technological change. We expect the technology to continue to develop rapidly, and our success will depend significantly on our ability to maintain a competitive position. We have recently shifted our strategic focus so that we do not rely on research and development of pharmaceuticals from concept through marketing. Instead, we seek to acquire late-stage development compounds that can be marketed within approximately one year and currently-marketed products. Rapid technological development may result in actual and proposed products or processes becoming obsolete before we recoup a significant portion of related research and development, acquisition and commercialization costs.

Pharmaceutical pricing is uncertain and may result in a negative effect on our profitability

         Our levels of revenues and profitability may be negatively affected by the continuing efforts of governmental and third party payers to contain or reduce the costs of health care through various means. For example, in certain foreign markets, including Spain, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar government control. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability. In addition, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. Third party payers are increasingly challenging the prices charged for medical products and services. If we succeed in bringing one or more products to the market, there can be no assurance that these products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive basis.

We depend on third parties for commercialization in the United States

         We intend to sell our products in the United States and internationally in collaboration with one or more marketing partners. We do not presently possess the resources or experience necessary to market our products in the U.S. We presently have no agreements for the licensing or marketing of our product candidates, and we cannot assure you that we will be able to enter into any such agreements in a timely manner or on commercially favorable terms, if at all. Development of an effective sales force requires significant financial resources, time and expertise. We cannot assure you that we will be able to obtain the financing necessary or to establish such a sales force in a timely or cost effective manner, if at all, or that such a sales force will be capable of generating demand for our product candidates.

As a producer of "Orphan Drugs" we may be required to continue producing the product regardless of its potential

         An Orphan Drug is a product or products used to treat a rare disease or condition, which, as defined under United States law, is a disease or condition that affects populations of less than 200,000 individuals or, if victims of a disease number more than 200,000, the sponsor establishes that it does not realistically anticipate its product sales will be sufficient to recover its costs. If a product is designated an Orphan Drug, then the sponsor is entitled to receive certain incentives to undertake the development and marketing of the product. In Spain, Orphan Drugs are given a preference in the pharmaceutical review process by Spain's Ministry of Health if it can be shown that the product is an important therapeutic agent and there is unequivocal data supporting its efficacy. The Ministry of Health has the authority to require pharmaceutical manufacturers to continue to produce products which are Orphan Drugs regardless of their commercial potential. As required by the Ministry of Health, Laboratorios Belmac currently manufactures and distributes one Orphan Drug, Anacalcit, which is used in the treatment of nephrolithiasis. We do not currently market any Orphan Drugs in the United States.

We depend on key personnel and must continue to attract and retain key employees

         We believe that we have been able to attract skilled and experienced management and scientific personnel. There can be no assurance, however, that we will continue to attract and retain personnel of high caliber. From 1992 to 1994, five individuals served as our chief executive officer. This instability in our management in the past has hampered our growth. While we believe that we have assembled an effective management team, the loss of several individuals who are considered key management or scientific personnel could have an adverse impact on Bentley.

We face product liability risks

         We face an inherent business risk of exposure to product liability claims in the event that the use of our technology or prospective products is alleged to have resulted in adverse effects. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. We maintain product liability insurance in the amount of $5 million. However, we cannot assure you that this coverage will be adequate in terms and scope to protect us in the event of a product liability claim. In connection with our clinical testing activities, we may, in the ordinary course of business, be subject to substantial claims by, and liability to, subjects who participate in our studies.

We face risks when doing business outside of the United States

         Nearly all of our revenues during 1997 and 1998 have been generated outside the United States, from our subsidiary in Spain. There are risks in operations outside the United States, including, among others, the difficulty of administering businesses abroad, exposure to foreign currency fluctuations and devaluations or restrictions on money supplies, foreign and domestic export law and regulations, taxation, tariffs, import quotas and restrictions and other political and economic events beyond our control. We have not experienced any material effects of these risks as of yet, however there can be no assurance that they will not have such an effect in the future.

Our computer systems may not recognize the year 2000 which may affect our computer systems and disrupt our business

         The concerns about the upcoming year 2000 have arisen because many existing computer programs use only the last two digits of any particular year, rather than all four digits, to identify that year. These computer programs can not properly distinguish between the years 1900 and 2000 or 1901 and 2001, for example. If not corrected, many computer applications could fail or create erroneous results. The Year 2000 issue can affect information as well as non-information technology systems. The extent of the potential impact of the Year 2000 issue is not yet known, and if not timely corrected, could affect the global economy.

         We have recognized the need to ensure that our business operations will not be adversely impacted by the Year 2000 issue and are aware of the time sensitive nature of this problem. As a result, we have completed an assessment of how we may be impacted by the Year 2000 issue. We have engaged information system consultants to evaluate our systems and technology. Our assessment process included a review of our information as well as non-information technology systems. We have also considered the potential impact on our operations and business model in the event that third parties with whom we have material relationships fail to resolve their own Year 2000 issues. The results of our assessment phase indicated that certain information technology systems (hardware and software) needed upgrading or replacing. Our management has also conducted a review of our non-information technology systems and has concluded that it is not materially exposed to non-information technology system risks. We have polled our significant suppliers, service providers and other third parties with whom we have material relationships to determine the extent to which we are vulnerable to a failure of any such third party to adequately address its own Year 2000 issue. We have received responses from 60% of such parties, and we are following up on those who have not responded. We have not identified any additional risks as a result of the responses received to date.

         In the view of our management, not only is it possible that our management may not have access to vital information, which is used to make management decisions, but the manufacturing process could even be interrupted, due to unavailability of raw materials or inoperable equipment and/or systems if our assessment
                                       -8-
and remediation program is not successful. We cannot guarantee that the systems of other companies on which our systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have a material adverse effect on us. We have determined that we have no exposure to contingencies related to the Year 2000 issue for the products we have sold or anticipate selling in the future.

         The costs of the Year 2000 project and the date on which we plan to complete the Year 2000 modifications are based on our management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, we cannot guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties. Because of the importance of addressing the Year 2000 issue, we are developing contingency plans to address any issues that may not be corrected by our Year 2000 project in a timely manner. Our contingency plans may include stock piling of raw materials, producing greater than normal quantities of finished goods, and implementing manual back-up systems where appropriate.

                      Risks associated with our securities

Your percentage of ownership, voting power and price of Bentley common stock may decrease as a result of events which increase the number of shares of our outstanding common stock

          As of June 9, 1999, we had the following capital structure:

          Common stock outstanding assuming conversion/exercise of all outstanding securities
--------------------------------------------------------------------------------
Common stock now outstanding:                                        8,443,184
Common stock issuable upon:
         Exercise of Class A warrants:                               2,110,833
         Exercise of Class B warrants:                               3,502,500
         Exercise of underwriter warrants:                             874,000
         Conversion of Debentures:                                   2,794,800
         Exercise of other warrants:                                 1,330,000
         Exercise of options:                                        1,825,856
         Other Shares issuable:                                        801,089
                                                          ----------------------
                                                  Total:            21,682,262
--------------------------------------------------------  ----------------------

         If all of the outstanding warrants and options were exercised, Bentley would receive proceeds of $40,585,000. However, approximately $27,918,000 represents proceeds which we are not likely to receive at the present time as the exercise price of certain of the warrants and options is higher than the current market price of our common stock. If all of the debentures were to be converted (including debentures issuable to the underwriter of Bentley's 1996 Public Offering upon exercise of the underwriter's warrants) our long-term debt would be reduced by $5,700,000. When the 801,089 shares of common stock are issued, it will reduce liabilities on our balance sheet by $1,188,000.

         We may conduct additional future offerings of our common stock or other securities with rights to convert the securities into shares of our common stock.

         Conversion or exercise of our outstanding convertible securities, options and warrants into common stock may significantly and negatively affect the market price for the common stock as well as decrease your percentage of ownership and voting power of the common stock.

         The market price of our shares has been volatile. In July 1995 Bentley effected a one-for-ten reverse stock split. As recently as the second quarter of 1995, the market price of our common stock was $9.38 (giving retroactive effect to the reverse stock split). Factors such as announcements of technological innovations or new commercial products by our competitors, the results of clinical testing, patent or proprietary rights, developments, general market conditions or other matters may have a significant impact on the market price of the common stock.

Obligations in connection with underwriter warrants, other warrants and options may hinder our ability to obtain future financing

         We sold to the participating underwriter in the Public Offering, for nominal consideration, warrants to purchase up to 570 units exercisable for a period of four years, commencing one year from the date of sale, at an exercise price of $1,200 per unit. Each unit consists of a debenture due February 13, 2006 and 1,000 Class A Warrants. The underwriter of Bentley's 1996 Public Offering has previously exercised 110 of the underwriter's warrants; 460 remain unexercised. In addition to warrants issued in the Public Offering, we currently have outstanding 3,155,856 options and warrants to purchase Common Stock at exercise prices ranging from $1.50 to $177.50. The holders of the underwriter warrants and of the warrants and options are likely to exercise or convert them at a time when we are able to obtain additional equity capital on terms more favorable than those provided by such warrants, options and underwriter warrants. The underwriter warrants and certain other warrants and options also grant to the holders certain demand registration rights and "piggy back" registration rights. These obligations may hinder our ability to obtain future financing.


Your interest in Bentley may be diluted by the issuance of preferred stock with greater rights than the common stock which we can sell or issue at any time

         The sale or issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of ownership without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

         Our board of directors is authorized to issue up to 2,000,000 shares of preferred stock. The board has the power to establish the dividend rates, preferential payments on our liquidation, voting rights, redemption and conversion terms and privileges for any series of preferred stock.


We have not paid dividends on our Common Stock and do not intend to pay dividends in the foreseeable future

         We have not paid dividends on our common stock since our inception and do not intend to pay any dividends on our Common Stock in the foreseeable future. However, at our annual meeting of stockholders to be held on June 30, 1999, our stockholders will be considering a proposal to change our state of incorporation from Florida to Delaware and to adopt a certificate of incorporation and bylaws which conform to Delaware law. Delaware law differs from Florida law in its treatment of when and how a corporation may declare dividends. Delaware law provides that a corporation may pay dividends out of surplus, out of the corporation's net profits for the preceding fiscal year, or both, provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock having a distribution preference. Florida law provides that dividends may be paid, unless after giving effect to such distribution, the corporation would not be able to pay its debts as they come due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities, plus (unless the corporation's articles of incorporation permit otherwise) the amount needed to satisfy preferential distributions.

Certain laws may make It more difficult or discourage third parties from attempting to control Bentley

         The State of Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act
generally   provides  that  shares  acquired  in  excess  of  certain  specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested stockholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested stockholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law also authorizes Bentley to indemnify our directors, officers, employees and agents.
We have adopted a by-law with such an indemnity.

         However, since we plan to consolidate our U.S. operations and relocate our corporate headquarters to New Hampshire in the summer of 1999 and our lease on our corporate headquarters in Florida expires in October 1999 and will not be renewed, our stockholders will no longer enjoy the benefits of Florida's "anti-takeover" statute. This is one of the reasons our proxy issued in connection with our annual meeting of stockholders includes a proposal for stockholders to approve the change of our state of incorporation from Florida to Delaware and to adopt a certificate of incorporation and bylaws which conform to Delaware law. Delaware law contains a statutory provision intended to discourage certain takeover attempts of Delaware corporations which are not approved by the board of directors. This "anti-takeover" provision along with other "anti-takeover" provisions being included in Bentley's proposed certificate of incorporation and bylaws could have the effect of lessening the possibility that our stockholders would be able to receive a premium above market value for their shares in the event of a takeover. These provisions could also have an adverse effect on the market value of our shares of common stock. To the extent that these provisions may restrict or discourage takeover attempts, they may render less likely a takeover opposed by our board and may make removal of the board or management less likely as well.

                                 USE OF PROCEEDS

         The selling stockholders are selling all of the shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the shares. We will receive proceeds from the exercise of the selling stockholders' warrants and options. If all the selling stockholders' warrants and options were exercised, we would receive approximately $3,372,500. However, approximately $760,000 represents proceeds which we are not likely to receive at the present time as the exercise price of certain of the stockholders' warrants and options is higher than the current market price of our common stock. We would use the net proceeds from the exercise of the selling stockholders' warrants and options for general corporate purposes including pharmaceutical product development.

                              SELLING STOCKHOLDERS

         The table below lists information regarding the selling stockholders' ownership of shares of our common stock as of June 9, 1999. Information concerning the selling stockholders may change from time to time. To the extent that the selling stockholders or any of its representatives advise us of such changes and if required, we will report those changes in a supplement to this document.


                                                                                                      Ownership
                                                        Ownership                                 After Offering if
                                                   Prior to Offering             Maximum           Maximum is Sold
                                                   -----------------            Amount to          ----------------
Selling Stockholder                                 Amount  Percent              be Sold           Amount   Percent
-------------------                                 ------  -------              -------           ------   -------
Robert M. Stote (1)                                282,866   3.31                 15,000          267,866     3.13
Walter Light (2)                                   550,594   6.26                350,000          200,594     2.28
Plexus Ventures, Inc. (3)                          166,000   1.95                 66,000          100,000     1.18
Ranald Stewart, Jr. (4)                             40,400    *                   40,000              400      *
Jeffery Harris (5)                                   6,400    *                    6,400                0      0
Dominick & Dominick (6)                            425,000   4.79                425,000                0      0
Kinexsys (7)                                        40,000    *                   40,000                0      0
Baytree Associates, Inc. (8)                        25,000    *                   25,000                0      0
Conrex Pharmaceutical Corp.(9)                     359,282   4.08                359,282                0      0
Yungtai Hsu (10)                                   675,807   7.41                675,807                0      0

----------------------
* Less than one percent

(1) Dr. Stote's shares include 239,166 shares of common stock which Dr. Stote has the right to acquire pursuant to presently exercisable stock options, 10,000 shares of common stock which Dr. Stote has the right to acquire pursuant to presently exercisable stock purchase Class A warrants (the "Class A Warrants"), 4,000 shares of common stock which Dr. Stote has a right to acquire upon conversion of the Debentures (which Class A Warrants and Debentures were purchased in the Company's 1996 public offering of such securities), and 15,000 shares of Common Stock which are issuable to Dr. Stote upon approval of listing of such shares with the American Stock Exchange. Dr. Stote is the Senior Vice President, Chief Science Officer and a director of Bentley.

(2) Mr. Light's shares include 350,000 shares of common stock which Mr. Light has the right to acquire pursuant to stock purchase warrants. 200,000 of the shares are issuable to Mr. Light upon approval of listing of such shares with the American Stock Exchange.

(3) The shares of Plexus Ventures, Inc. include 66,000 shares earned by Plexus Ventures, Inc. as compensation for consulting services rendered to Bentley. The shares are issuable to Plexus Ventures upon approval of listing of such shares with the American Stock Exchange.

(4) Mr. Stewart's shares include 40,000 shares of Common Stock which Mr. Stewart has the right to acquire pursuant to stock options. The shares are issuable to Mr. Stewart upon approval of listing of such shares with the American Stock Exchange. Mr. Stewart was a former officer and a director of Bentley.

(5) Mr. Harris' shares represent shares of Common Stock which Mr. Harris received from Mr. Stewart in partial settlement of a judgment against Mr. Stewart.

(6) The shares of Dominick & Dominick, Inc. represent shares which it has the right to acquire pursuant to a warrant. The warrant was issued to Dominick as compensation pursuant to an agreement it entered into with Bentley to provide financial advisory services. The shares are issuable to Dominick upon approval of listing of such shares with the American Stock Exchange. To date, Dominick has not assisted Bentley in raising funds. Dominick's agreement expires on June 18, 1999.

(7) The shares of Kinexsys represent shares which it has the right to acquire pursuant to a warrant as compensation for consulting services rendered to Bentley. The shares are issuable to Kinexsys upon approval of listing of such shares with the American Stock Exchange. From October 1997 to
      February 1999 Kinexsys provided investor relations services and public relations service to Bentley.

(8) The shares of Baytree Associates, Inc. represent shares which it has the right to acquire pursuant to a warrant as consideration for exercising, at the request of Bentley, warrants it received in 1993 and 1994. The shares are issuable to Baytree upon approval of listing of such shares with the American Stock Exchange. During early 1993 and 1994, Baytree provided financial advisory services to Bentley and assisted us in raising private funds. Baytree has not advised us since 1996.

(9) Represents shares of common stock issued to Conrex Pharmaceutical Corporation in connection with the purchase of certain assets of Conrex Pharmaceutical Corporation by Yungtai Hsu. Conrex Pharmaceutical
      Corporation had agreed to accept Bentley shares as part of the purchase price. The shares are issuable to Conrex upon approval of listing of such shares with the American Stock Exchange. Pursuant to the asset purchase agreement between Conrex and Mr. Hsu dated February 1, 1999 effective as of December 31, 1998, Conrex is entitled to receive certain royalties arising from collaborative efforts between us and certain parties introduced to us by Conrex.

(10) Represents 450,000 shares of common stock issuable upon the exercise of warrants and 225,807 shares of common stock to be issued to Yungtai Hsu as part of the purchase price in connection with our purchase of certain assets from Mr. Hsu. The shares are issuable to Mr. Hsu upon approval of listing of such shares with the American Stock Exchange. Pursuant to the asset purchase agreement between Mr. Hsu and us dated February 1, 1999 and effective December 31, 1998, Mr. Hsu is entitled to receive certain royalties from the commercialization of any products developed by us (or our successors) from the assets that we purchased from Mr. Hsu.

                              PLAN OF DISTRIBUTION

      The selling stockholders may offer their shares of common stock at various times in one or more of the following transactions:

         o On any U.S. securities exchange on which our common stock may be listed at the time of such sale;

         o    In the over-the-counter market;

         o    In   transactions   other  than  on  such   exchanges  or  in  the
              over-the-counter market;

         o    In connection with short sales; or

         o    In a combination of any of the above transactions.

         The selling stockholders may offer their shares of common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The selling stockholders may use broker-dealers to sell their shares of common stock. If this occurs, broker-dealers will either receive discounts or commission from the selling stockholder, or they will receive commissions from the purchasers of shares of common stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the shares covered by this prospectus either as agents for others or as principals for their own accounts and reselling such securities under the prospectus.

         The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be considered underwriters under the Securities Act. As such, any commissions or profits they receive on the resale of the shares may be considered underwriting discounts and commissions under the Securities Act.

         As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and the selling stockholders with respect to the offer to sale of the shares under this prospectus. If we become aware of any agreement, arrangement or understanding, to the extent required under the Securities Act, we will file a supplemental prospectus to disclose:

                  (1)      the name of any such broker-dealers;

                  (2)      the number of shares involved;

                  (3)      the price at which such shares are to be sold;

                  (4) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

                  (5)      that  such   broker-dealers   did  not   conduct  any
                           investigation to verify the information set out in this prospectus, as supplemented; and

                  (6)      other facts material to the transaction.

         The agreements have indemnification provisions between us and each selling stockholder whereby each selling stockholder has agreed to indemnify us against liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact. We have agreed to bear customary expenses incident to the registration of the shares for the benefit of the selling stockholders in accordance with such agreements, other than underwriting discounts and commissions directly attributable to the sale of such securities by or on behalf of the investor.


                       WHERE YOU CAN FIND MORE INFORMATION
                                    ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, NY, and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

         We have  filed a  registration  statement  on Form  S-3 with the SEC to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us and this offering, you may refer to the registration statement and its exhibits. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC or on the SEC's website described above.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file with the SEC at a later date will automatically update or supersede this information. We incorporate by reference the following documents as well as any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. Quarterly Report on Form 10-Q for the period ended March 31, 1999;

         3. Current Report on Form 8-K dated February 26, 1999; and

         4. Registration Statement on Form 8-A containing the description of our common stock, dated July 20, 1995.

         You may request a copy of these filings, at no cost to you, by writing or by telephoning to us at Bentley Pharmaceuticals, Inc., 65 Lafayette Road, No. Hampton, NH 03862, Attention: Michael D. Price, Chief Financial Officer, and our telephone number is (603) 964-8006.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850 of the Florida Business Corporation Act allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law.

         Article IV of our By-laws authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Section
607.0850 of the Florida Business Corporation Act.

         As discussed above, if Bentley is reincorporated in Delaware, Section 145 of the Delaware General Corporation Law will govern the indemnification of our directors and officers. Delaware law is very similar to Florida law with respect to indemnification of directors and officers. Our bylaws will contain a provision that we, Bentley, will indemnify our directors and officers to the fullest extent permitted under Delaware law.

         We have entered into an indemnification agreement with each of our directors and officers. In some cases, the provisions of the indemnification agreement may be broader than the specific indemnification provisions contained in our by-laws or otherwise permitted under Florida law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature. We maintain a directors and officers liability policy with Lexington Insurance Company that contains an aggregate limit of liability of $2,000,000 per policy year for both directors' and officers' liability coverage.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                  LEGAL MATTERS

         Parker Chapin Flattau & Klimpl LLP, New York, New York will pass upon the validity of the securities offered hereby.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports given upon their authority as experts in accounting and auditing.

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of June 9, 1999.




                    SUBJECT TO COMPLETION DATED JUNE 14, 1999


                                   PROSPECTUS



                          BENTLEY PHARMACEUTICALS, INC.

                        2,002,489 shares of common stock


                                TABLE OF CONTENTS



RISK FACTORS.............................................................3

USE OF PROCEEDS.........................................................12

SELLING STOCKHOLDERS....................................................13

PLAN OF DISTRIBUTION....................................................15

WHERE YOU CAN FIND MORE INFORMATION ABOUT US............................16

INDEMNIFICATION OF DIRECTORS AND OFFICERS...............................17

LEGAL MATTERS...........................................................17

EXPERTS  ...............................................................17

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.


SEC Registration Fee                                         $1,827
Legal Fees and Expenses                                       5,000
Accounting Fees and Expenses                                  1,500
Miscellaneous Expenses                                        2,000
                                                         ----------
    Total                                                $   10,327
                                                         ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act (the "Florida Act") permits a Florida Corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         We maintain a directors and officers liability policy with Lexington Insurance Company that contains an aggregate limit of liability of $2,000,000 per policy year.

ITEM 16. EXHIBITS.


EXHIBIT                                                                     PAGE
  NO.                       DESCRIPTION OF EXHIBIT                           NO.
--------------------------------------------------------------------------------

4.1 Form of Warrant Agreement between the Registrant and Walter Light dated August 27, 1996. (Reference is made to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3, Commission File No. 333-28593, which exhibit is incorporated herein by reference.)
4.2.1 Consulting Agreement between the Registrant and Plexus Ventures, Inc. ("Plexus") dated October 23, 1996. (Reference is made to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3, Commission File No. 333- 28593, which exhibit is incorporated herein by reference.)
4.2.2(1) Addendum #1 to Consulting  Agreement  between the Registrant and Plexus dated July 18, 1997.
4.2.3(1) Amendment to Consulting  Agreement  between the  Registrant  and Plexus dated November 24, 1997.
4.3 Warrant Agreement between the Registrant and Ranald Stewart, Jr. dated June 9, 1995. (Reference is made to Exhibit 4.8 to the Registrant's Registration Statement on Form S-3, Commission File No. 333-28593, which exhibit is incorporated herein by reference.)
4.4(1) Consulting Agreement between the Registrant and Dominick & Dominick, Inc. dated December 19, 1997.
4.5(1) Consulting Agreement between the Registrant and Kinexsys dated October 30, 1997.
4.6(1) Warrant Agreement between the Registrant and Baytree Associates, Inc. dated June 20, 1999.
4.7 Agreement between the Registrant and Yungtai Hsu ("Hsu") dated February 1, 1999, effective as of December 31, 1998. (Reference is made to
         Exhibit 7.1 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
4.8 Subscription Agreement between the Registrant and Hsu, dated February 11, 1999. (Reference is made to Exhibit 7.2 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.) 4.10 Registration Rights Agreement between the Registrant and Hsu, dated February 11, 1999. (Reference is made to exhibit 7.3 to the Registrant's Form 8-K filed February 26, 1999, Commission File No.1-10581, which exhibit is incorporated herein by reference.) 4.11 Warrant issued by the Registrant for the benefit of Hsu, dated February 11, 1999. (Reference is made to exhibit 7.4 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
4.9 Registration Rights Agreement between the Registrant and Hsu, dated February 11, 1999. (Reference is made to exhibit 7.3 to the Registrant's Form 8-K filed February 26, 1999, Commission File No.1-10581, which exhibit is incorporated herein by reference.)
4.10 Warrant issued by the Registrant for the benefit of Hsu, dated February 11, 1999. (Reference is made to exhibit 7.4 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)

EXHIBIT                                                                     PAGE
  NO.                       DESCRIPTION OF EXHIBIT                           NO.
--------------------------------------------------------------------------------

4.11 Subscription Agreement between the Registrant and Conrex Pharmaceutical Corporation ("Conrex"), dated February 11, 1999. (Reference is made to exhibit 7.5 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
4.12 Registration Rights Agreement between the Registrant and Conrex, dated February 11, 1999. (Reference is made to exhibit 7.6 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
5.1(1)   Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1(1)  Consent of Deloitte & Touche LLP.
23.2(1) Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1 hereto).
24.1(1)  Power of  Attorney  (see  page  II-5 of this  Registration  Statement).

-----------------------
(1) Filed herewith.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1923 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1923) that is incorporated by reference statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hampton, State of New Hampshire, on the 11th day of June, 1999.

                                        Bentley Pharmaceuticals, Inc.


                                        By   /s/ James R. Murphy
                                          ______________________________________
                                            James R. Murphy
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Murphy and Michael D. Price and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                    Title                         Date
    ---------                    -----                         ----


/s/ James R. Murphy         Chairman of the Board, President,  June 11, 1999
-----------------------     Chief Executive Officer and
James R. Murphy             Director



/s/ Robert M. Stote         Senior Vice-President, Chief       June 11, 1999
-----------------------     Science Officer and Director
Robert M. Stote


/s/ Michael D. Price        Vice-President, Chief Financial    June 11, 1999
-----------------------     Officer, Secretary, Treasurer and
Michael D. Price            Director (principal financial and
                            accounting officer

    Signature                    Title                         Date
    ---------                    -----                         ----


/s/ Robert J. Gyurik        Vice President of Pharmaceutical   June 11, 1999
-----------------------     Development and Director
Robert J. Gyurik


 /s/ Charles L. Bolling     Director                           June 11, 1999
-----------------------
Charles L. Bolling


/s/ Michael McGovern        Director                           June 11, 1999
-----------------------
Michael McGovern

EXHIBIT INDEX

EXHIBIT                                                                     PAGE
  NO.                       DESCRIPTION OF EXHIBIT                           NO.
--------------------------------------------------------------------------------

4.1 Form of Warrant Agreement between the Registrant and Walter Light dated August 27, 1996. (Reference is made to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3, Commission File No. 333-28593, which exhibit is incorporated herein by reference.)
4.2.1 Consulting Agreement between the Registrant and Plexus Ventures, Inc. ("Plexus") dated October 23, 1996. (Reference is made to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3, Commission File No. 333- 28593, which exhibit is incorporated herein by reference.)
4.2.2(1) Addendum #1 to Consulting  Agreement  between the Registrant and Plexus dated July 18, 1997.
4.2.3(1) Amendment to Consulting  Agreement  between the  Registrant  and Plexus dated November 24, 1997.
4.3 Warrant Agreement between the Registrant and Ranald Stewart, Jr. dated June 9, 1995. (Reference is made to Exhibit 4.8 to the Registrant's Registration Statement on Form S-3, Commission File No. 333-28593, which exhibit is incorporated herein by reference.)
4.4(1) Consulting Agreement between the Registrant and Dominick & Dominick, Inc. dated December 19, 1997.
4.5(1) Consulting Agreement between the Registrant and Kinexsys dated October 30, 1997.
4.6(1) Warrant Agreement between the Registrant and Baytree Associates, Inc. dated June 20, 1997.
4.7 Agreement between the Registrant and Yungtai Hsu ("Hsu") dated February 1, 1999, effective as of December 31, 1998. (Reference is made to
         Exhibit 7.1 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
4.8 Subscription Agreement between the Registrant and Hsu, dated February 11, 1999. (Reference is made to Exhibit 7.2 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
4.9 Registration Rights Agreement between the Registrant and Hsu, dated February 11, 1999. (Reference is made to exhibit 7.3 to the Registrant's Form 8-K filed February 26, 1999, Commission File No.1-10581, which exhibit is incorporated herein by reference.)
4.10 Warrant issued by the Registrant for the benefit of Hsu, dated February 11, 1999. (Reference is made to exhibit 7.4 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)

EXHIBIT                                                                     PAGE
  NO.                       DESCRIPTION OF EXHIBIT                           NO.
--------------------------------------------------------------------------------

4.11 Subscription Agreement between the Registrant and Conrex Pharmaceutical Corporation ("Conrex"), dated February 11, 1999. (Reference is made to exhibit 7.5 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
4.12 Registration Rights Agreement between the Registrant and Conrex, dated February 11, 1999. (Reference is made to exhibit 7.6 to the Registrant's Form 8-K filed February 26, 1999, Commission File No. 1-10581, which exhibit is incorporated herein by reference.)
5.1(1)   Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1(1)  Consent of Deloitte & Touche LLP.
23.2(1) Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1 hereto).
24.1(1)  Power of Attorney (see page II-5 of this Registration Statement).

------------------------
(1) Filed herewith.